                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and related Prospectuses of our report dated April 22, 1996, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Form 10-K for the year ended March 31, 1996:

REGISTRATION
   NUMBER                                DESCRIPTION                               FILING DATE
- ------------   ---------------------------------------------------------------  ------------------
  33-31610     Post-effective Amendment to Form S-4 on Form S-8                 May 13, 1996
  33-31610     Form S-4 -- Joint Proxy Statement -- STERIS Corporation merger   February 23, 1996
               with AMSCO International, Inc.
  33-91444     Form S-8 Registration Statement -- STERIS Corporation 1994       April 21, 1995
               Equity Compensation Plan
  33-91442     Form S-8 Registration Statement -- STERIS Corporation 1994       April 21, 1995
               Nonemployee Directors Equity Compensation Plan
  33-55976     Form S-8 Registration Statement -- STERIS Corporation 401(k)     March 4, 1994
               Plan
  33-55258     Form S-8 Registration Statement -- STERIS Corporation Non-       December 3, 1992
               Qualified Stock Option Plan

                                          ERNST & YOUNG LLP

Cleveland, Ohio
June 19, 1996

                                        4